Exhibit 5

W. Scott Lawler

Corporate/Securities Attorney

WSL@BoothUdall.com

February 19, 2015

Securities and Exchange Commission

450 Fifth Street, N.W.

Judiciary Plaza

Washington, DC 20549

Re: Solaris Power Cells Corporation

Ladies and Gentlemen:

This office represents Solaris Power Cells Corporation, a Nevada corporation (the “Registrant”) in connection with the Registrant’s Registration Statement on Form S-8 under the Securities Act of 1933 (the “Registration Statement”), which relates to the registration of a total of 6,500,000 shares of the Registrant’s common stock issuable under the Registrant’s Consulting Agreement, dated February 11, 2015 (the “Registered Securities”). In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

Based upon the foregoing, it is our opinion that the Registered Securities, when issued, sold and delivered as set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

The foregoing opinion is limited to the matters expressly set forth herein and no opinion may be implied or inferred beyond the matters expressly stated. We disclaim any obligation to update this letter for events occurring after the date of this letter, or as a result of knowledge acquired by us after that date, including changes in any of the statutory or decisional law after the date of this letter. We express no opinion as to the effect and application of any United States federal law, rule or regulation or any securities or blue sky laws of any state, including the State of Nevada. We are not opining on, and assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of the laws of any other jurisdiction, other than the laws of Nevada as presently in effect.

We hereby consent:

1. To being named in the Registration Statement and in any amendments thereto as counsel for the Company;

2. To the statements with reference to our firm made in the Registration Statement; and

3. To the filing of this opinion as an exhibit to the Registration Statement.

In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

/s/ W. Scott Lawler
Name: W. Scott Lawler